Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Linens Holding Co.:

We consent to the use of our report included herein and to the reference of our firm under the heading "Experts" and "Selected Financial Data" in the registration statement.

Our report refers to a change in the method of accounting for vendor allowance arrangements to conform to the requirements of Emerging Issues Task Force Issue No. 02-16 in fiscal 2004.

KPMG LLP
New York, New York
July 6, 2006